Banco Bradesco S.A.

December 31, 2021

List of the Main Subsidiaries

Exhibit 8.1
Subsidiary	Jurisdiction of Incorporation	Names Under which Business is Conducted

1 Banco Bradesco BBI S.A.	São Paulo - Brazil	Bradesco BBI
2 Banco Bradesco Argentina S.A.U.	Buenos Aires – Argentina	Bradesco Argentina
3 Banco Bradesco Europa S.A.	Luxembourg – G. Ducado	Bradesco Luxembourg
4 Banco Bradesco S.A. Grand Cayman Branch	Georgetown - Cayman Islands	Bradesco Grand Cayman Branch
5 Banco Bradesco S.A. New York Branch	New York – EUA	Bradesco New York Branch
6 Banco Bradesco Financiamentos S.A.	São Paulo - Brazil	Bradesco Financiamentos
7 Bradesco Argentina de Seguros S.A.	Buenos Aires – Argentina	Bradesco Argentina de Seguros
8 Bradesco Auto/RE Companhia de Seguros	Rio de Janeiro - Brazil	Bradesco Auto/RE
9 Bradesco Capitalização S.A.	São Paulo - Brazil	Bradesco Capitalização
10 Bradesco Administradora de Consórcios Ltda.	São Paulo – Brazil	Bradesco Consórcios
11 Bradesco Leasing S.A. Arrendamento Mercantil	São Paulo – Brazil	Bradesco Leasing
12 Bradesco S.A. Corretora de Títulos e Valores Mobiliários	São Paulo – Brazil	Bradesco Corretora
13 Bradesco Saúde S.A.	Rio de Janeiro – Brazil	Bradesco Saúde
14 Bradesco Securities, Inc.	New York – USA	Bradesco Securities
15 Bradesco Seguros S.A.	São Paulo – Brazil	Bradesco Seguros
16 Bradesco Vida e Previdência S.A.	São Paulo - Brazil	Bradesco Previdência
17 Bradescor Corretora de Seguros Ltda.	São Paulo - Brazil	Bradescor
18 BRAM – Bradesco Asset Management S.A. DTVM	São Paulo – Brazil	BRAM
19 Cia. Securitizadora de Créditos Financeiros Rubi	São Paulo - Brazil	Rubi
20 Atlântica Companhia de Seguros	Rio de Janeiro – Brazil	Atlântica Seguros
21 Tempo Serviços Ltda.	Minas Gerais – Brazil	Tempo Serviços
22 Bradseg Participações S.A.	São Paulo – Brazil	Bradseg
23 Banco Bradescard S.A.	São Paulo – Brazil	Banco Bradescard
24 Ágora Corretora de Títulos e Valores Mobiliários S.A.	São Paulo – Brazil	Ágora
25 Odontoprev S.A.	São Paulo – Brazil	Odontoprev
26 Banco Bradesco BERJ S.A.	São Paulo – Brazil	BERJ
27 Banco Losango S.A. - Banco Múltiplo	Rio de janeiro – Brazil	Banco Losango
28 Kirton Bank S.A. – Banco Múltiplo	São Paulo – Brazil	Kirton Bank
29 BAC Florida Bank	Florida – USA	BAC